ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
1750 Hennepin Avenue South
Minneapolis, Minnesota  55403-2195                               [ALLIANZ LOGO]
(612) 347-6500



                                 A Stock Company
                           (Herein Called the Company)


This is a legal Contract between you (referred to in this Contract as you and your) and Allianz Life Insurance Company of North America (herein referred to as
- we, us, and our). We will pay benefits to you, the Annuitant or Joint Annuitant, if any, if either of you are living on the Income Date. The manner in which the dollar amounts of annuity payments are determined is described in this Contract. The First annuity payment will be paid on the Income Date and subsequent payments will be made on the corresponding day of each month (or other agreed to intervals) thereafter in accordance with the Annuity Option selected.

This Contract is issued in consideration of the payment of the Single Purchase Payment.

                          READ YOUR CONTRACT CAREFULLY
                          RIGHT TO CANCEL THIS CONTRACT


THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS AFTER YOU RECEIVE IT (THE "FREE-LOOK PERIOD"). IT CAN BE MAILED OR DELIVERED TO EITHER US OR THE AGENT WHO SOLD IT. RETURN OF THIS CONTRACT BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PRE-PAID. THE RETURNED CONTRACT WILL BE TREATED AS IF WE HAD NEVER ISSUED IT. WE WILL PROMPTLY REFUND THE NET AMOUNT ALLOCATED TO THE VARIABLE ACCOUNT MODIFIED FOR INVESTMENT EXPERIENCE PLUS ANY TAXES DEDUCTED LESS ANY BENEFITS PAID IN STATES WHERE PERMITTED. THIS MAY BE MORE OR LESS THAN THE SINGLE PURCHASE PAYMENT. WE HAVE THE RIGHT TO ALLOCATE THE SINGLE PURCHASE PAYMENT TO THE MONEY MARKET SUB-ACCOUNT UNTIL THE EXPIRATION OF THE FREE-LOOK PERIOD. IF WE SO ALLOCATE THE PURCHASE PAYMENT, WE WILL REFUND THE SINGLE PURCHASE PAYMENT, LESS ANY BENEFITS PAID.

Benefits available under this Contract are not less than those required by statute of the state in which this Contract is delivered.


THIS IS A VARIABLE ANNUITY CONTRACT WITH ANNUITY PAYMENTS AND OTHER ANNUITY BENEFITS INCREASING OR DECREASING DEPENDING ON THE EXPERIENCE OF THE VARIABLE ACCOUNT WHICH IS SET FORTH IN THE CONTRACT SCHEDULE.

Signed by the Company:



         /S/    ALAN A. GROVE            /S/     LOWELL C. ANDERSON
         ----------------------------    --------------------------------------
         Vice President and Secretary    Chairman of the Board, President & CEO



                      INDIVIDUAL IMMEDIATE VARIABLE ANNUITY
                                NONPARTICIPATING


L30196 (2-94)

                                TABLE OF CONTENTS

RIGHT TO CANCEL THIS CONTRACT                                     1

CONTRACT SCHEDULE

INTRODUCTION                                                      2

DEFINITIONS
Age                                                               2
Annuitant                                                         2
Annuity Calculation Date                                          2
Annuity Option                                                    2
Annuity Unit                                                      2
Assumed Investment Return                                         2
Contract Anniversary                                              2
Contract Owner                                                    2
Contract Value                                                    2
Effective Date                                                    2
Eligible Investment(s)                                            2
Fund                                                              2
Income Date                                                       2
Joint Annuitant                                                   2
Net Asset Value                                                   2
Valuation Date                                                    2
Valuation Period                                                  2
Variable Account                                                  2
VIP Unit                                                          3

GENERAL PROVISIONS
The Contract                                                      3
Modification of Contract                                          3
Non-Participating in Surplus                                      3
Incontestability                                                  3
Misstatement of Age                                               3
Reports                                                           3
Taxes                                                             3
Evidence of Survival                                              3
Protection of Proceeds                                            3

OWNERSHIP PROVISIONS
Ownership                                                         3
Assignment                                                        3

BENEFICIARY PROVISIONS
Beneficiary                                                       4
Change of Beneficiary                                             4
Death of Beneficiary                                              4

PURCHASE PAYMENT PROVISIONS
Single Purchase Payment                                           4
Net Purchase Payment                                              4
Allocation of Net Purchase Payment                                4

VARIABLE ACCOUNT
General Description                                               4
Investment Allocations to the Variable Account                    4
Valuation of Assets                                               4
VIP Unit                                                          4&5
Contract Value                                                    5
Transfers                                                         5
Mortality and Expense Risk Charge                                 5
Administrative Expense Charge                                     5
Mortality and Expense Guarantee                                   5

ANNUITY PROVISIONS
Income Date                                                       5
Annuity Options                                                   5
Option 1 - Life Annuity                                           5
Option 2 - Life Annuity with 60, 120, 180, or 240
  Monthly Payments Guaranteed                                     6
Option 3 - Joint and Last Survivor Annuity                        6
Option 4 - Joint and Last Survivor Annuity with
  60, 120, 180, or 240 Monthly Payments Guaranteed                6
Option 5 - Unit Refund Life Annuity                               6
Determination of Annuity Payments                                 6
Basis for Purchase of Annuity                                     7

PROCEEDS PAYABLE ON DEATH                                         7

DELAY OF PAYMENTS                                                 8


L30196 (2-94)



                                CONTRACT SCHEDULE

ANNUITANT:        (JOE DOE)               SINGLE PURCHASE PAYMENT:  ($50,000.00)
DATE OF BIRTH:    (JANUARY 1, 1941)

JOINT ANNUITANT:  (JANE DOE)              ANNUITY OPTION SELECTED:  (      )
DATE OF BIRTH:    (JANUARY 1, 1940)

CONTRACT NUMBER:  (********)

EFFECTIVE DATE:   (12/20/1993)

INCOME DATE:      (1/15/1994)

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to (1.25%) of the average daily net assets of the Variable Account.

ADMINISTRATIVE EXPENSE CHARGE: Equal on an annual basis to (.15%) of the average daily net assets of the Variable Account.

COMMUTATION  FACTOR  APPLICABLE  TO  ANNUITY  OPTIONS  2 AND 4:
                                           (CONTRACT  YEAR    COMMUTATION FACTOR
                                           ---------------    ------------------
                                                 1-2                   5%
                                                 3                     4%
                                                 4                     3%
                                                 5                     2%
                                                 6+                    1%)


COMMUTATION FACTOR APPLICABLE TO ANNUITY OPTION 6:
(1% of the proceeds for the first contract year)

MAXIMUM CUMULATIVE LIQUIDATION FOR ANNUITY OPTIONS 2 AND 4:
(25%) of the Total Withdrawal Value

MINIMUM REMAINING TOTAL WITHDRAWAL VALUE FOLLOWING PARTIAL WITHDRAWAL FOR OPTION 6: ($35,000)

BASIS OF ANNUITY TABLE: (1983(a) Blended Unisex Mortality Table, with 50% female content projected to the year 2000 with Projection Scale G.)

ASSUMED INVESTMENT RETURN:  (5%)

ELIGIBLE INVESTMENTS:  The Franklin Valuemark Funds

(- CAPITAL GROWTH FUND)             (- UTILITY EQUITY FUND)
(- GROWTH & INCOME FUND)            (- TEMPLETON DEVELOPING MARKETS EQUITY FUND)
(- INCOME SECURITIES FUND)          (- TEMPLETON GLOBAL ASSET ALLOCATION FUND)
(- MONEY MARKET FUND)               (- TEMPLETON GLOBAL GROWTH FUND)
(- MUTUAL DISCOVERY SECURITES FUND) (- TEMPLETON INTERNATIONAL EQUITY FUND)
(- MUTUAL SHARES SECURITIES FUND)   (- TEMPLETON INTERNATIONAL SMALLER
                                         COMPANIES FUND)
(- RISING DIVIDENDS FUND)           (- TEMPLETON PACIFIC GROWTH FUND)
(- SMALL CAP FUND)                  (- FIXED INCOME ALLOCATION)

VARIABLE ACCOUNT: (Allianz Life Variable Account B)

ANNUITY SERVICE OFFICE:
                 Allianz Life Insurance Company of North America
                              (700 Central Avenue)
                           (St. Petersburg, FL 33701)
                                ((800) 774-5001)

                 FOR USE WITH (ALLIANZ LIFE VARIABLE ACCOUNT B)
                        A SEPARATE INVESTMENT ACCOUNT OF
                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA



L20068 (2-96)  (3-96)




                                  INTRODUCTION

     THIS CONTRACT IS ISSUED ON THE LIFE OF THE ANNUITANT AND THE JOINT ANNUITANT, IF ANY. THE ANNUITANT IS ALSO THE CONTRACT OWNER.

       IF YOU DIE BEFORE THE INCOME DATE AND THERE IS NO JOINT ANNUITANT, THE CONTRACT WILL BE TREATED AS IF WE HAD NEVER ISSUED IT AND WE WILL RETURN THE SINGLE PURCHASE PAYMENT TO YOUR ESTATE.

                                   DEFINITIONS

AGE - Age to the nearest month unless otherwise specified.

ANNUITANT - The primary person upon whose continuation of life any annuity payment involving life contingencies depends. The Contract Owner is the Annuitant. See also, Joint Annuitant.

ANNUITY CALCULATION DATE - The date on which the first annuity payment is calculated which will be no more than 10 business days prior to the Income Date.

ANNUITY OPTION - An arrangement under which annuity payments are made under this Contract.

ANNUITY UNIT - An accounting unit of measure used to calculate annuity payments after the Annuity Calculation Date.

ASSUMED INVESTMENT RETURN - The investment return upon which the annuity payments in the Contract are based.

CONTRACT ANNIVERSARY - An anniversary of the Effective Date of this Contract.

CONTRACT OWNER - The person who owns the Contract as named in our records. The Annuitant is the Contra ct Owner of this Contract.

CONTRACT VALUE - The dollar value as of any Valuation Date prior to the Annuity Calculation Date of all amounts accumulated under this Contract.

EFFECTIVE DATE - The date on which the Net Purchase Payment is allocated to the Variable Account.

ELIGIBLE INVESTMENT(S) - Those investments available under the Contract. Current Eligible Investments are shown on the Contract Schedule.

FUND - A segment of an Eligible Investment which constitutes a separate and distinct class of interests under an Eligible Investment.

INCOME DATE - The date on which annuity payments are to begin.

JOINT ANNUITANT - A person other than the Annuitant on whose life annuity payments may also be based.

NET ASSET VALUE - The total value of the shares of the Eligible Investment or Fund less the liabilities of the Eligible Investment or Fund held by the sub-account, as of the close of trading on a Valuation Date.

VALUATION DATE - The Variable Account will be valued each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period beginning at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT - A separate investment account maintained by us in which a portion of our assets has been allocated for this and certain other contracts. It has been designated on the Contract Schedule.

VIP UNIT - An accounting unit of measure used to calculate the Contract Value prior to the Annuity Calculation Date.


                               GENERAL PROVISIONS

THE CONTRACT - The entire Contract consists of this Contract, and any attached application, endorsements or riders. This Contract may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing.

MODIFICATION OF CONTRACT: This Contract may not be modified by us without your consent except as may be required by applicable law.

NON-PARTICIPATION IN SURPLUS - This Contract does not share in any distribution of our profits or surplus.

INCONTESTABILITY - We will not contest this Contract from its Effective Date.

MISSTATEMENT OF AGE - We require proof of your Age and that of any Joint Annuitant before making any life contingent annuity payment provided for by this Contract. If your Age or that of any Joint Annuitant has been misstated, the amount payable will be adjusted to reflect the amount that would have been provided at the true Age.

Any underpayments will be made up in one sum with the next annuity payment, and overpayments will be deducted from the future annuity payments until the total is repaid.

REPORTS - We will furnish you with an annual report of the Variable Account. This report will be sent to your last known address.

TAXES - Any Taxes paid to any governmental entity, including any premium taxes, will be charged against the Contract. We will, at our sole discretion, determine when Taxes have resulted from: the investment experience of the Variable
Account; receipt by us of the Single Purchase Payment; or commencement of annuity payments.

EVIDENCE OF SURVIVAL - Where any benefits under this Contract are contingent upon the recipient being alive on a given date, we may require proof satisfactory to us that the condition has been met.

PROTECTION OF PROCEEDS - No payee may commute, encumber, alienate or assign any payments under this Contract before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any payee or to any judicial process to levy upon or attach the same for payment thereof.

                              OWNERSHIP PROVISIONS

OWNERSHIP - The Annuitant is the Contract Owner. The Contract Owner exercises all the rights of this Contract, subject to the rights of:

1. any assignee under an assignment filed with our Service Office, and

2. any irrevocably named Beneficiary.

Upon your death, the Joint Annuitant, if any, will become the Owner. On or after the Income Date, if there is no Joint Annuitant or upon the death of the Joint Annuitant, the Beneficiary(ies) become the Owner(s) of their respective shares.

ASSIGNMENT - You may assign this Contract. A copy of any assignment must be filed with our Service Office. We are not responsible for the validity of any assignment. If you assign this Contract, your rights and those of any revocably-named person will be subject to the assignment. An assignment will not affect any payments we may make or actions we may take before such assignment has been recorded at our Service Office.


                             BENEFICIARY PROVISIONS

BENEFICIARY - The Beneficiary and any Contingent Beneficiary are named by the Contract Owner.

CHANGE OF BENEFICIARY - The Contract Owner may change the Beneficiary. A written request, dated and signed by the Contract Owner, must be filed at our Service Office. After the change is recorded, it will take effect as of the date the request was signed. If the request reaches our Service Office after the Contract Owner dies but before any payment to a Beneficiary, the change will be valid.

DEATH OF BENEFICIARY - Unless you have provided otherwise, any amount payable after your death and that of any Joint Annuitant will be payable;

1. in equal shares to such Beneficiaries as are then living;

2. if no Beneficiary is then living, payment will be made in equal shares to such Contingent Beneficiaries as are then living;

3. if no Beneficiary or Contingent Beneficiary is then living, payment will be made to the Contract Owner's estate.


                           PURCHASE PAYMENT PROVISIONS

SINGLE PURCHASE PAYMENT - The Single Purchase Payment is paid to the Company at its Annuity Service Office.

NET PURCHASE PAYMENT - The Net Purchase Payment is equal to the Single Purchase Payment less any Taxes levied.

ALLOCATION OF NET PURCHASE PAYMENT - The Net Purchase Payment is allocated to one or more of the sub-accounts of the Variable Account on the Effective Date. The allocation to each sub-account is made in percentages of the Net Purchase Payment. Whole percentages must be used and each must be at least 10%. We have the right to allocate the Net Purchase Payment to the Money Market sub-account until the expiration of the free-look period. Thereafter, the allocations will be made to the sub-accounts as selected by the Contract Owner. We reserve the right to limit the number of allocations that you can have at any time.

                                VARIABLE ACCOUNT

GENERAL DESCRIPTION - The name of the Variable Account is shown in the Contract Schedule. The assets of the Variable Account are our property but are not chargeable with the liabilities arising out of any other business we may conduct, except to the extent that the assets of the Variable Account exceed the liabilities of the Variable Account arising under the Contracts supported by the Variable Account.

INVESTMENT ALLOCATIONS TO THE VARIABLE ACCOUNT - The assets of the Variable Account are segregated by Eligible Investments or Funds and where appropriate by Funds within the Eligible Fund, thus establishing a series of sub-accounts within the Variable Account.

We may, from time to time, add additional Eligible Investments or Funds. In such event, you may be permitted to select from these other Eligible Investments or Funds limited by the terms and conditions we may impose on such transactions.

We may also substitute other Eligible Investments or Funds. The investment policy of the Variable Account will not be changed without approval pursuant to the insurance laws of the State of Minnesota. If required, approval of or change of any investment policy will be filed with the insurance department of the state where this Contract is delivered.

VALUATION OF ASSETS - Assets of Eligible Investments within each sub-account will be valued at their Net Asset Value on each Valuation Date.

VIP UNIT - When the Net Purchase Payment is allocated, the amount allocated to each sub-account is converted to VIP Units. The number of VIP Units credited to each sub-account is determined by dividing the portion of the Net Purchase Payment allocated to the sub-account by the value of the VIP Unit for the sub-account as of the Effective Date. The VIP Unit value for each sub-account was arbitrarily set initially at $10. The VIP Unit value for any later Valuation Period on or before the Annuity Calculation Date is determined by subtracting
(2) from (1) and dividing the result by (3) where:

1. is the net result of:
   a. the assets of the  sub-account  attributable  to VIP Units; plus or minus

   b. the cumulative charge or credit for Taxes reserved which is determined by us to have resulted from the operation of the sub-account;

2. is the cumulative unpaid charge for the Mortality and Expense Risk Charge and for the Administrative Expense Charge, which are shown on the Contract Schedule; and

3. is the number of VIP Units outstanding at the end of the Valuation Period.

The VIP Unit value may increase or decrease from Valuation Period to Valuation Period.

CONTRACT VALUE - The Contract Value on or before the Annuity Calculation Date is the sum of the values for the Contract within each sub-account. The value within each sub-account is determined by multiplying the number of VIP Units attributable to this Contract in the sub-account by the VIP Unit value for the sub-account. On the Annuity Calculation Date the Contract Value is converted to annuity payments.

TRANSFERS - You may transfer all or part of your interest in a sub-account to another sub-account. All transfers are subject to the following:

1. No partial transfer will be made if it would result in any selected sub-account providing less than 10% of the benefits under the Contract.

2. Transfers will take effect during the Valuation Period next following receipt by us of a written transfer request (or by telephone, if authorized) containing all required information. No transfers may occur until the end of the free-look period.

3. Any transfer direction must clearly specify:

   a.  the new allocation percentage(s); and

   b.  the sub-accounts which are to be re-allocated.

4. We reserve the right to limit the number of transfers among sub-accounts to not fewer than six transfers per calendar year. We also reserve the right at any time and without prior notice to any party to modify the transfer provisions described above.

MORTALITY AND EXPENSE RISK CHARGE - We deduct a Mortality and Expense Risk Charge equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk Charge compensates us for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE EXPENSE CHARGE - We deduct an Administrative Expense Charge equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Expense Charge compensates us for some of the costs associated with the administration of this Contract and the Variable Account.

MORTALITY AND EXPENSE GUARANTEE - We guarantee that the dollar amount of each annuity payment after the first will not be affected by variations in mortality or expense experience.

                               ANNUITY PROVISIONS

INCOME DATE - You select an Income Date at the time of issue. The Income Date must be the first or fifteenth day of a calendar month and not later than 60 days from the Effective Date.

ANNUITY OPTIONS - This Contract provides an Annuity under one of the Annuity Options described below, provided the Annuitant or any Joint Annuitant are alive on the Income Date. The Annuity Option selected is shown on the Contract Schedule. Once selected the option is irrevocable. The amount of each payment depends upon the Annuity Option chosen and the Annuitant's and any Joint Annuitant's Age on the Annuity Calculation Date. Additionally, annuity payments under all Options will vary with the investment experience of the sub-account(s) of the Variable Account and may be either higher or lower than the first payment.

OPTION 1 - LIFE ANNUITY - Monthly annuity payments are paid during the life of the Annuitant ceasing with the last annuity payment due prior to the Annuitant's death.

OPTION 2 - LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY PAYMENTS GUARANTEED - Monthly annuity payments are paid during the life of an Annuitant with a guarantee that if, at the Annuitant's death, annuity payments have been made for less than a 60, 120, 180, or 240 month period as elected then annuity payments will be continued thereafter to the Beneficiary for the remainder of the guaranteed period. The Beneficiary may elect to have the present value of the guaranteed annuity payments remaining, as of the date notice of death is received by us, commuted at the Assumed Investment Return and paid in a lump sum, less the applicable commutation factor as shown on the Contract Schedule. The Company will require the return of the Contract and proof of death prior to the payment of any commuted values.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY - Monthly annuity payments are paid during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of the Annuitant, if the Joint Annuitant is then living, payments will be paid thereafter during the remaining lifetime of the Joint Annuitant at a level of 100%, 75%, or 50% of the original level as elected. Monthly payments cease with the final annuity payment due prior to the last survivor's death.

OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH 60, 120, 180, OR 240 MONTHLY PAYMENTS GUARANTEED - Monthly annuity payments are paid during the joint lifetime of the Annuitant and the Joint Annuitant. Monthly payments are paid thereafter during the remaining lifetime of the Joint Annuitant at 100% of the original level. If at the last death of the Annuitant and the Joint Annuitant, annuity payments have been made for less than a 60, 120, 180 or 240 month period as elected then annuity payments will be continued thereafter to the Beneficiary for the remainder of the guaranteed period. The Beneficiary may elect to have the present value of the guaranteed Annuity Payments remaining, as of the date notice of death is received by us, commuted at the Assumed Investment Return and paid in a lump sum, less the applicable commutation factor as shown on the Contract Schedule. The Company will require the return of the Contract and proof of death prior to the payment of any commuted values.

OPTION 5 - UNIT REFUND LIFE ANNUITY - Monthly annuity payments are paid during the life of the Annuitant ceasing with the last annuity payment due prior to the Annuitant's death with a guarantee that, at the Annuitant's death, the Beneficiary will receive in a single cash sum the then dollar value of the number of Annuity Units equal to (1) total net amount applied to purchase the Annuity divided by the Annuity Unit value used to determine the first annuity payment, minus (2) the product of the number of the Annuity Units represented by each payment and the number of payments made. No payment will be made if the difference of (1) minus (2) is negative. This calculation will be made based upon the assumption that the allocation of Annuity Units actually in-force at the time of the Annuitant's death had been the allocation of Annuity Units at issue and at all times thereafter.

DETERMINATION OF ANNUITY PAYMENTS - On the Annuity Calculation Date, a fixed number of Annuity Units will be purchased, determined as follows:

The first annuity payment is equal to the Contract Value, divided first by $1,000 and then multiplied by the appropriate annuity payment amount for each $1,000 of value for the Annuity Option selected. In each sub-account the fixed number of Annuity Units is determined by dividing the amount of the initial annuity payment determined for each sub-account by the Annuity Unit value on the Annuity Calculation Date. Thereafter, the number of Annuity Units in each sub-account remains unchanged unless you elect to transfer between sub-accounts. All calculations shall appropriately reflect the annuity payment frequency selected.

On each subsequent annuity payment date, the total annuity payment is the sum of the annuity payments determined for each sub-account. The annuity payment in each sub-account is determined by multiplying the number of Annuity Units then allocated to such sub-account by the Annuity Unit value for that sub-account.

For each sub-account, the value of an Annuity Unit was initially established at $1.00. On each subsequent Valuation Date the value of an Annuity Unit is determined in the following way:

FIRST: The Net Investment Factor is determined by dividing (a) by (b) and adding
(c) to the result, where:

     a. is the net increase or decrease in the Net Asset Value per share of the Fund (or other Eligible Investment) plus the per share amount of any dividend or capital gain distribution paid by the Fund (or Eligible Investment) during the Valuation Period, plus or minus a per share charge or credit for any Taxes incurred by or reserved for in the sub-account as of the end of the current Valuation Period which the Company determines to have resulted from maintenance of the sub-account; and

     b. is the Net Asset Value per share of the Fund (or other Eligible Investment) at the beginning of the Valuation Period, plus or minus a per share charge or credit for any Taxes incurred by or reserved for in the sub-account as of the end of the immediately preceding Valuation Period which the Company determines to have resulted from maintenance of the sub-account; and

     c. is the net result of 1.000 less the Valuation Period deduction for the charges to the sub-account.

The Net Investment Factor may be more or less than one.

SECOND: The value of an Annuity Unit for a Valuation Date is equal to:

     a. the value of the Annuity  Unit on the  immediately  preceding  Valuation
        Date;

     b. multiplied by the Net Investment Factor for the Valuation Period ending on the current Valuation Date;

     c. divided by the Assumed Net Investment Factor (see below) for the Valuation Period.

     The Assumed Net Investment Factor is equal to one plus the Assumed Investment Return which is used in determining the basis for the purchase of an Annuity, adjusted to reflect the particular Valuation Period. For example, with a 5% Assumed Investment Return, the Assumed Net Investment Factor for a one-year Valuation Period would be 1.05. For a one-day Valuation Period, the Assumed Net Investment Factor would be 1.000133.

The value of an Annuity Unit as of any date other than a given Valuation Date is equal to its value on the next succeeding Valuation Date.

BASIS FOR PURCHASE OF ANNUITY - The annuity benefits, provided for under this Contract are based upon:

     a. MORTALITY. The mortality table as set forth on the Contract Schedule.

     b. INTEREST.  Assumed  Investment  Return  as set  forth  on the  Contract
        Schedule.

     c. TAXES. Any applicable taxes.

                            PROCEEDS PAYABLE AT DEATH

If you die before the Income Date and there is no Joint Annuitant, the Contract will be treated as if we had never issued it and we will return the Single Purchase Payment to your estate.

If you have chosen either Option 3 or Option 4 and either you or the Joint Annuitant dies before the Income Date, the Annuity Option will be changed to Option 2 with 120 monthly payments guaranteed. If the life expectancy of the survivor is less than 120 months, the period of guaranteed payments will be 60 months.

If you or any Joint Annuitant die on or after the Income Date, the death benefit, if any, will be payable under the selected Annuity Option. We will require proof of death.


                                DELAY OF PAYMENTS

We will make any payments under this Contract within seven days of a request received in good order. We reserve the right to suspend or postpone any type of payment from the Variable Account for any period when:

     1. the New York Stock Exchange is closed for other than customary weekend and holiday closings;

     2. trading on the New York Stock Exchange is restricted;

     3. an emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Variable Account or determine their value; or

     4. the Securities and Exchange Commission so permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in (2) or (3) exist.










                      INDIVIDUAL IMMEDIATE VARIABLE ANNUITY
                                NONPARTICIPATING
                 Allianz Life Insurance Company of North America
                           1750 Hennepin Avenue South
                        Minneapolis, Minnesota 55403-2195
                                 (612) 347-6500




     L30196 (2-94)
     L30196 (2-94)
     L30196 (2-94)
     L20068 (2-96)
     L30196 (2-94)
     L30196 (2-94)
     L30196 (2-94)
     L30196 (2-94)
     L30196 (2-94)
     L30196 (2-94)
     L30196 (2-94)




         /S/ ALAN A. GROVE              /S/ LOWELL C. ANDERSON
         ----------------------------   ------------------------------
         Vice President and Secretary      Chairman of the Board,
                                              President & CEO